EXHIBIT 99.1

Calumet Specialty Products Partners, L.P. Reports Fourth Quarter and Full Year 2015 Results

INDIANAPOLIS — (PR NEWSWIRE) — February 17, 2016 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuel products, today reported results for the quarter and year ended December 31, 2015, as follows:

	Three Months Ended December 31, 2015		Three Months Ended December 31, 2014
	As Reported	As Adjusted, Excluding Special Items	As Reported	As Adjusted, Excluding Special Items
	(Dollars in millions, except per unit data)
Net income (loss)	$(116.8)	$(52.8)	$(63.5)	$60.4
Limited partners’ interest diluted net income (loss) per unit	$(1.56)	$(0.74)	$(0.95)	$0.79
Adjusted EBITDA	$(37.6)	$21.7	$76.4	$131.0
Distributable Cash Flow	$(54.9)	$4.4	$39.4	$94.0

	Year Ended December 31, 2015		Year Ended December 31, 2014
	As Reported	As Adjusted, Excluding Special Items	As Reported	As Adjusted, Excluding Special Items
	(Dollars in millions, except per unit data)
Net income (loss)	$(139.4)	$88.6	$(112.2)	$80.1
Limited partners’ interest diluted adjusted net income (loss) per unit	$(2.05)	$0.93	$(1.80)	$0.90
Adjusted EBITDA	$257.7	$341.5	$305.9	$361.5
Distributable Cash Flow	$161.9	$245.7	$146.3	$201.9
Distribution Coverage Ratio	0.7x	1.1x	0.7x	1.0x
Leverage Ratio (1)	7.0x	5.3x	5.6x	4.8x

(1) Total debt to trailing-twelve-month Adjusted EBITDA.

The Partnership’s results for the fourth quarter 2015 include five special items: (1) a charge related to a lower of cost or market (“LCM”) inventory adjustment of $24.1 million; (2) a $21.7 million loss related to the liquidation of last-in, first-out (“LIFO”) inventory layers; (3) a $22.3 million gain on the early settlement of select derivatives contracts; (4) a $28.7 million adverse mark-to-market impact from the Partnership’s existing Renewable Identification Numbers (“RINs”) liability and (5) an $11.8 million unrealized loss on derivative instruments. For detailed information on a reconciliation of special items for all periods presented above, please see the section of this release entitled “Reconciliation of Net income (loss) to Adjusted Net income (loss).”

Management Commentary

“Looking at our full-year results in 2015, our core business performed well, as demonstrated by improved operational reliability at our facilities and higher sales across our deep portfolio of refined products,” stated Tim Go, Chief Executive Officer of Calumet. “Refining system utilization and product sales volumes reached all-time records last year, the combination of which contributed to a significant year-over-year increase in Distributable Cash Flow, excluding special items. Despite challenging market conditions evident during the fourth quarter of 2015, our full-year 2015 results reflect a combination of stable growth in our specialty products segment and continued contributions from our niche, inland fuels refineries, which stand poised to benefit from increased processing of cost advantaged heavy Canadian crude oil during 2016.”

“We are pleased to announce that our Montana refinery capacity expansion, San Antonio refinery solvents project and Missouri esters plant capacity expansion have all been completed,” continued Go. “The crude oil unit at our Montana refinery is on-stream and is expected to reach 25,000 bpd of production by the end of March 2016, our San Antonio refinery is producing and selling solvents and our Missouri facility is producing and selling esters, post expansion. Collectively, we anticipate these projects will provide significant incremental

Adjusted EBITDA for the Partnership over time which, together with a more than 60% year-over-year decline in projected capital spending in 2016, should contribute to improved financial flexibility for Calumet.”

“Our senior management team, together with our Board of Directors, is highly focused on owning businesses whose unique competitive advantages and stable cash flow profiles support our long-term strategic growth,” continued Go. “To that end, we recently introduced a revised corporate vision for Calumet designed to position the organization as ‘the premier specialty petroleum products company in the world.’”

“As part of this vision, Calumet has commenced a multi-year initiative that emphasizes a combination of operational excellence, opportunistic investments in ‘self-help’ internal projects and a long-term, targeted acquisition strategy that will support the purchase of competitively advantaged assets in the global specialty products markets,” continued Go. “We intend to provide supporting data on the financial benefits of this initiative in subsequent updates.”

“We believe the Partnership has sufficient liquidity from cash on hand and from operations, as well as availability under our asset based revolving credit facility to fund general business requirements, subject to market conditions,” continued Go. “During the fourth quarter 2015, affiliates of our general partner provided Calumet with an unsecured $75 million loan, demonstrating their continued long-term support for the Partnership.”

“During the first quarter 2016, we have taken steps to significantly increase the volume of heavy Canadian crude oil processed at our fuels refineries,” noted Go. “Historically, we have processed between 20,000 bpd and 25,000 bpd of heavy Canadian crude oil at our refineries, representing approximately one-quarter of our crude slate. By year-end 2016, we intend to process between 40,000 bpd and 45,000 bpd of heavy Canadian crude oil and, longer-term, as much as 70,000 bpd of cost-advantaged Canadian feedstock. Given that heavy Canadian crude oil is discounted by more than $12 per barrel versus West Texas Intermediate (“WTI”) year-to-date 2016, we view this as a clear profit improvement opportunity for the Partnership that we expect to require limited capital investment.”

Specialty Products Segment

	Three Months Ended December 31,
	2015	2014
	(Dollars in millions, except per barrel data)
Specialty products segment gross profit	$74.1	$105.4
Specialty products segment gross profit, excluding special items	$90.0	$111.7
Specialty products segment Adjusted EBITDA	$32.1	$66.0
Specialty products segment Adjusted EBITDA, excluding special items	$49.2	$73.8

Specialty products segment gross profit per barrel	$34.47	$46.97
Specialty products segment gross profit per barrel, excluding special items	$41.86	$49.78

Overall demand for specialty products was essentially flat in the fourth quarter 2015, when compared to the prior year period. Demand for lubricating oils, white oils and packaged and synthetic specialty products remained stable, while solvents demand remains soft due primarily to less activity in the oilfield services industry. Sales of packaged and synthetic specialty products, which include proprietary product lines such as TruFuel and Royal Purple, achieved a new record in 2015.

Fuel Products Segment

	Three Months Ended December 31,
	2015	2014
	(Dollars in millions, except per barrel data)
Fuel products segment gross loss	$(51.8)	$(25.3)
Fuel products segment gross profit, excluding special items	$5.0	$38.2
Fuel products segment Adjusted EBITDA	$(62.6)	$0.7
Fuel products segment Adjusted EBITDA, excluding special items	$(22.2)	$52.6

Fuel products segment gross loss per barrel (including hedging activities)	$(5.56)	$(2.79)
Fuel products segment gross loss per barrel (excluding hedging activities)	$(5.53)	$(6.26)
Fuel products segment gross profit per barrel (including hedging activities), excluding special items	$0.54	$4.21
Fuel products segment gross profit per barrel (excluding hedging activities), excluding special items	$0.57	$0.74

During the fourth quarter 2015, a more than 45% quarter-over-quarter decline in the Gulf Coast 2/1/1 crack spread, together with a narrowing in crude oil price differentials, contributed to lower results within the fuel products segment. The Partnership processed an average of approximately 22,300 bpd of heavy Canadian crude oil in the fourth quarter 2015, versus 19,500 bpd in the fourth quarter 2014. Calumet continues to believe a structurally wide WCS-WTI crude oil price differential remains a significant advantage to the overall profitability of its fuel products segment based on current market conditions. During 2016, the Partnership intends to significantly increase the volumes of WCS price-linked crude oil processed at its fuels refineries to further capitalize on this advantage.

Oilfield Services Segment

	Three Months Ended December 31,
	2015	2014
	(Dollars in millions)
Oilfield services segment gross profit	$9.6	$43.2
Oilfield services segment gross profit, excluding special items	$11.4	$38.1
Oilfield services segment Adjusted EBITDA	$(7.1)	$9.7
Oilfield services segment Adjusted EBITDA, excluding special items	$(5.3)	$4.6

The average price of WTI crude oil declined by more than 40% between December 31, 2014 and December 31, 2015. In response to lower crude oil prices, domestic oilfield services activity declined sharply during the past year, as the U.S. land rig count dropped by nearly 50% on a year over year basis. The decline in drilling and completion activity had a material adverse impact on our oilfield services segment throughout 2015, a trend which continued into the fourth quarter 2015.

In response to these market conditions, the Partnership took steps to significantly reduce costs in the business during the past year, efforts that included capturing increased supply chain efficiencies in addition to a series of targeted workforce reductions that better positioned the segment relative to the needs of existing customers. While the oilfield services segment remains challenged in a lower commodity price environment, the Partnership continues to position the business for cash flow neutrality, given the current challenges evident in this market.

Partnership Liquidity

On December 31, 2015, Calumet had availability under its revolving credit facility of $233.5 million, based on a $411.3 million borrowing base, $66.8 million in outstanding standby letters of credit and $111.0 million in outstanding borrowings. In addition, Calumet had $5.6 million of cash on hand as of December 31, 2015. Calumet believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures. On a continuous basis, the Partnership focuses on various initiatives, including working capital initiatives, to further enhance its liquidity over time, given current market conditions.

Financial Guidance

Full-year 2016 Capital Spending Forecast. For the full year 2016, the Partnership anticipates total capital expenditures between $125.0 million and $150.0 million. Anticipated 2016 capital spending includes (1) $60.0 million to $70.0 million for capital improvement expenditures; (2) $50.0 million to $60.0 million for replacement and environmental expenditures; (3) $5.0 million to $10.0 million for turnaround related expenditures and (4) $10.0 million for joint venture contributions.

Full-Year 2016 RFS Compliance Impact Forecast. In conjunction with the Partnership’s ongoing compliance with the U.S. Renewable Fuel Standard (“RFS”), Calumet expects to purchase blending credits referred to as RINs. The Partnership records its outstanding RINs obligation as a balance sheet liability. This liability is marked-to-market on a quarterly basis to reflect the market price of RINs on the last day of each quarter. The Partnership expects its gross estimated annual RINs obligation, which includes RINs that are required to be secured through either blending or through the purchase of RINs in the open market, will be up to 120 million RINs for the full-year 2016, excluding the potential for any subsequent hardship waivers that may or may not be granted by the U.S. Environmental Protection Agency (“EPA”) to any of the Partnership's fuel refineries at a later time.

Strategic Update

In early 2016, Calumet introduced a revised vision designed to position the organization as the premier specialty petroleum products company in the world. As part of this vision, Calumet has commenced a multi-year initiative that emphasizes a combination of operational excellence, opportunistic investments in “self-help,” high-return internal projects and a targeted acquisition strategy that seeks to support the purchase of complementary, competitively advantaged assets in the global specialty products markets.

Operational Excellence. Calumet will seek to optimize its existing asset base through a series of improvement initiatives that are expected to position the Partnership for sustained, profitable growth. Calumet has identified key areas of opportunity within the business that carry “low/no” capital investment requirements and attractive return profiles. Key initiatives under evaluation as part of the operational excellence initiative include efforts to further optimize the procurement of feedstock, efforts to improve refinery yields, efforts to improve the efficiency of assets by operating at higher utilization rates and efforts to lower margin product streams into higher margin finished products.

“Self-Help” Project Investments. Calumet expects to pursue a series of “self-help” projects characterized by high-return investment profiles and sub-$50 million capital investment requirements. The Partnership will evaluate projects that are smaller in size/scope than the prior organic growth campaign and that carry shorter durations to completion. These projects will carry high-return investment profiles capable of supporting growth in Adjusted EBITDA and Distributable Cash Flow.

Targeted Acquisition Strategy. Calumet seeks to acquire complementary, immediately accretive businesses with sustainable competitive advantages that further entrench Calumet as a global leader in the specialty products markets. The Partnership’s acquisition focus will narrow versus prior years to include specialty businesses (1) where the Partnership has an existing core competency; and (2) that have a sustainable competitive advantage. At the same time, the Partnership regularly evaluates its portfolio to identify potential asset divestiture candidates that do not fit its core asset portfolio criteria.

Operations Summary

The following table sets forth information about our combined operations, excluding the results of the oilfield services segment. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks such as ethanol and biodiesel and the resale of crude oil in our fuel products segment.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(bpd)		(bpd)
Total sales volume (1)	124,577	122,945	126,216	122,852
Total feedstock runs (2)	126,036	118,656	123,051	117,427
Facility production: (3)
Specialty products:
Lubricating oils	14,420	11,438	13,325	11,836
Solvents	6,661	8,862	7,942	8,934
Waxes	1,360	2,077	1,460	1,510
Packaged and synthetic specialty products (4)	1,644	1,665	1,584	1,754
Other	1,415	1,606	1,355	1,829
Total	25,500	25,648	25,666	25,863

Fuel products:
Gasoline	40,424	37,457	37,691	34,221
Diesel	32,581	29,199	30,204	27,074
Jet fuel	5,681	5,008	5,157	4,799
Asphalt, heavy fuel oils and other	22,013	20,661	24,077	22,189
Total	100,699	92,325	97,129	88,283
Total facility production (3)	126,199	117,973	122,795	114,146

(1)
Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in our fuel products segment sales.

The increase in total sales volume quarter over quarter is due primarily to increased sales of fuel products primarily at the Shreveport and San Antonio refineries, partially offset by decreased sales of solvents and waxes as a result of market conditions.
The increase in total sales volume in 2015 compared to 2014 is due primarily to increased production at the Shreveport refinery due to increased reliability and extended turnaround activity in 2014 and increased production at the San Antonio refinery as a result of the crude oil unit expansion completed in December 2013 being fully operational, partially offset by decreased sales of solvents and crude oil sales to third parties as a result of market conditions.

(2)	Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
The increase in total feedstock runs quarter over quarter is due primarily to increased production at the Shreveport and San Antonio refineries as a result of increased operational reliability.
The increase in total feedstock runs in 2015 compared to 2014 is due primarily to increased feedstock runs at the Shreveport refinery due to increased reliability and extended turnaround activity in 2014 and increased feedstock runs at the San Antonio refinery as a result of the crude oil unit expansion completed in December 2013 being fully operational, partially offset by decreased feedstock runs of solvents as a result of market conditions.

(3)
Total facility production represents the barrels per day of specialty products and fuel products yielded from processing crude oil and other feedstocks at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and the production of finished products and volume loss.

The increases in total facility production in 2015 over 2014, as well as quarter over quarter, are due primarily to the operational items discussed above in footnote 2 of this table.

(4)	Represents production of packaged and synthetic specialty products, including the products from the Royal Purple, Bel-Ray, Calumet Packaging and Missouri facilities.

Derivatives Summary

The following table summarizes the derivative activity reflected in the unaudited consolidated statements of operations and consolidated statements of cash flows for the three months and years ended December 31, 2015 and 2014:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In millions)		(In millions)
Derivative gain (loss) reflected in sales	$41.7	$21.3	$179.4	$(9.0)
Derivative gain (loss) reflected in cost of sales	(40.2)	12.0	(167.3)	46.0
Derivative gain reflected in gross profit	$1.5	$33.3	$12.1	$37.0

Realized gain on derivative instruments	$15.2	$26.1	$8.1	$43.8
Unrealized loss on derivative instruments	(11.8)	(23.2)	(39.5)	(0.6)
Derivative gain reflected in interest expense	0.1	1.1	0.5	3.3
Total derivative gain (loss) reflected in the consolidated statements of operations	$5.0	$37.3	$(18.8)	$83.5
Total gain on commodity derivative settlements	$15.1	$66.0	10.2	$87.5

About the Partnership

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel; and provides oilfield services and products to customers throughout the United States. Calumet is based in Indianapolis, Indiana, and has fourteen manufacturing facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas, New Jersey, Oklahoma, eastern Missouri and North Dakota.

A conference call is scheduled for 1:00 p.m. ET (12:00 p.m. CT) on February 17, 2016, to discuss the financial and operational results for the fourth quarter and full-year 2015. Investors, analysts and members of the media interested in listening to the live presentation may call (866) 584-9671. The telephonic replay is available by calling (404) 537-3406 and entering passcode 28567856. The replay will be available beginning February 17, 2016, until February 24, 2016. A webcast of the call and accompanying presentation slides will be available on the Partnership's website at http://www.calumetspecialty.com.

The information contained in this press release is available on Calumet’s website at http://www.calumetspecialty.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months and year ended December 31, 2015, may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements, including our targeted debt to Adjusted EBITDA ratio and our expected future distributions, are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels, other refined products and oilfield services; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuels products and products used in oilfield services that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; estimated capital expenditures as a result of our planned organic growth projects and estimated annual EBITDA contributions from such projects; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of recently acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the RFS, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We include in this press release the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Items and Distributable Cash Flow, Excluding Special Items and provide reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Items and Distributable Cash Flow, Excluding Special Items to net income loss and net cash provided by operating activities, our most directly comparable financial performance and liquidity measures, calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Items and Distributable Cash Flow, Excluding Special Items are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We believe that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.

We define “EBITDA” for any period as net income (loss) plus interest expense (including debt issuance and extinguishment costs), income taxes and depreciation and amortization.

We define “Adjusted EBITDA” for any period as: (1) net income (loss) plus; (2)(a) interest expense, (b) income taxes, (c) depreciation and amortization, (d) impairment, (e) unrealized losses from mark-to-market accounting for hedging activities, (f) realized gains under derivative instruments excluded from the determination of net income (loss), (g) non-cash equity based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss), (h) debt refinancing fees, premiums and penalties and (i) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus (3)(a) unrealized gains from mark-to-market accounting for hedging activities, (b) realized losses under derivative instruments excluded from the determination of net income (loss) and (c) other non-recurring expenses and unrealized items that reduced net income (loss) for a prior period, but represent a cash item in the current period.

We define “Distributable Cash Flow” for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit). Distributable Cash Flow is used by us, our investors and analysts to analyze our ability to pay distributions.

The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this release reflect the calculation of “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”), our 6.5% senior notes due April 15, 2021, that were issued in March 2014 (the “2021 Notes”) and our 7.75% senior notes due April 15, 2023 (the “2023 Notes”), that were issued in March 2015. We are required to report Consolidated Cash Flow to the holders of our 2021 Notes, 2022 Notes and 2023 Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Adjusted EBITDA and Distributable Cash Flow that are presented in this press release for prior periods have been updated to reflect the use of the new calculations. Please see our filings with the SEC, including our 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Items and Distributable Cash Flow, Excluding Special Items should not be considered alternatives to net income (loss), operating income (loss), net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Items and Distributable Cash Flow, Excluding Special Items, management recognizes and considers the limitations of these measurements. EBITDA, Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA and Distributable Cash Flow are only three of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Items and Distributable Cash Flow, Excluding Special Items may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Items and Distributable Cash Flow, Excluding Special Items in the same manner. The following tables present a reconciliation of both net loss to EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Items and Distributable Cash Flow, Excluding Special Items, and Distributable Cash Flow, Adjusted EBITDA and EBITDA to net cash provided by operating activities, our most directly comparable GAAP financial performance and liquidity measures, for each of the periods indicated.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended,		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Sales	$898.0	$1,339.4	$4,212.8	$5,791.1
Cost of sales	866.1	1,216.1	3,618.2	5,261.4
Gross profit	31.9	123.3	594.6	529.7
Operating costs and expenses:
Selling	35.8	46.3	146.0	149.6
General and administrative	32.0	25.0	135.5	98.3
Transportation	45.4	47.5	175.5	171.4
Taxes other than income taxes	3.6	3.5	17.7	13.4
Asset impairment	—	36.0	33.8	36.0
Other	2.1	4.6	11.1	14.2
Operating income (loss)	(87.0)	(39.6)	75.0	46.8
Other income (expense):
Interest expense	(25.0)	(27.5)	(104.9)	(110.8)
Debt extinguishment costs	—	—	(46.6)	(89.9)
Realized gain on derivative instruments	15.2	26.1	8.1	43.8
Unrealized loss on derivative instruments	(11.8)	(23.2)	(39.5)	(0.6)
Loss from unconsolidated affiliates	(14.3)	(1.2)	(61.5)	(3.4)
Other	(0.5)	0.7	1.6	1.1
Total other expense	(36.4)	(25.1)	(242.8)	(159.8)
Net loss before income taxes	(123.4)	(64.7)	(167.8)	(113.0)
Income tax benefit	(6.6)	(1.2)	(28.4)	(0.8)
Net loss	$(116.8)	$(63.5)	$(139.4)	$(112.2)
Allocation of net loss:
Net loss	$(116.8)	$(63.5)	$(139.4)	$(112.2)
Less:
General partner’s interest in net loss	(2.4)	(1.2)	(2.8)	(2.2)
General partner’s incentive distribution rights	4.2	3.9	16.8	15.4
Net loss available to limited partners	$(118.6)	$(66.2)	$(153.4)	$(125.4)
Weighted average limited partner units outstanding:
Basic	76,124,133	69,775,827	74,896,096	69,671,827
Diluted	76,124,133	69,775,827	74,896,096	69,671,827
Limited partners’ interest basic and diluted net loss per unit	$(1.56)	$(0.95)	$(2.05)	$(1.80)
Cash distributions declared per limited partner unit	$0.685	$0.685	$2.74	$2.74

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5.6	$8.5
Accounts receivable, net	210.7	349.8
Inventories	384.4	513.5
Derivative assets	—	23.2
Prepaid expenses and other current assets	8.3	9.2
Total current assets	609.0	904.2
Property, plant and equipment, net	1,719.2	1,464.4
Investment in unconsolidated affiliates	126.0	137.3
Goodwill	212.0	245.8
Other intangible assets, net	214.1	257.5
Noncurrent deferred income taxes	—	2.3
Other noncurrent assets, net	64.4	73.6
Total assets	$2,944.7	$3,085.1
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$316.6	$419.9
Accrued interest payable	31.1	37.6
Accrued salaries, wages and benefits	32.9	21.9
Other taxes payable	17.9	17.9
Other current liabilities	119.0	40.0
Current portion of long-term debt	1.7	0.6
Note payable - related party	73.5	—
Derivative liabilities	33.9	5.6
Total current liabilities	626.6	543.5
Noncurrent deferred income taxes	2.1	32.3
Pension and postretirement benefit obligations	13.0	20.0
Other long-term liabilities	0.9	0.9
Long-term debt, less current portion	1,698.2	1,678.2
Total liabilities	2,340.8	2,274.9
Commitments and contingencies
Partners’ capital:
Partners’ capital	605.5	796.5
Accumulated other comprehensive income (loss)	(1.6)	13.7
Total partners’ capital	603.9	810.2
Total liabilities and partners’ capital	$2,944.7	$3,085.1

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended
	December 31,
	2015	2014
Operating activities	(Unaudited)
Net loss	$(139.4)	$(112.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	145.4	138.6
Amortization of turnaround costs	29.0	24.5
Non-cash interest expense	6.6	6.4
Non-cash debt extinguishment costs	9.1	19.0
Provision for doubtful accounts	1.1	0.5
Unrealized loss on derivative instruments	39.5	0.6
Asset impairment	33.8	36.0
Loss on disposal of fixed assets	2.9	4.8
Non-cash equity based compensation	9.8	6.5
Deferred income tax benefit	(28.5)	(1.2)
Lower of cost or market inventory adjustment	81.8	74.1
Loss from unconsolidated affiliates	61.5	3.4
Other non-cash activities	5.9	0.7
Changes in assets and liabilities:
Accounts receivable	138.0	(0.4)
Inventories	47.3	43.9
Prepaid expenses and other current assets	3.4	3.9
Derivative activity	(7.0)	6.7
Turnaround costs	(19.3)	(27.6)
Accounts payable	(119.9)	(13.1)
Accrued interest payable	(6.5)	15.1
Accrued salaries, wages and benefits	10.2	(14.7)
Other taxes payable	0.2	(1.1)
Other liabilities	73.8	13.7
Pension and postretirement benefit obligations	(2.3)	(1.3)
Net cash provided by operating activities	376.4	226.8
Investing activities
Additions to property, plant and equipment	(339.3)	(289.9)
Cash paid for acquisitions, net of cash acquired	—	(263.6)
Investment in unconsolidated affiliates	(58.6)	(105.4)
Return of investment from unconsolidated affiliate	8.4	—
Proceeds from sale of property, plant and equipment	0.5	0.1
Net cash used in investing activities	(389.0)	(658.8)
Financing activities
Proceeds from borrowings — revolving credit facility	1,390.0	1,625.1
Repayments of borrowings — revolving credit facility	(1,429.8)	(1,474.3)
Repayments of borrowings — senior notes	(275.0)	(500.0)
Proceeds from borrowings — related party	75.0	—
Payments on capital lease obligations	(8.0)	(1.9)
Proceeds from other financing obligations	1.1	—
Proceeds from public offerings of common units, net	164.1	3.6
Proceeds from senior notes offerings	322.6	900.0
Debt issuance costs	(5.6)	(19.9)
Contributions from Calumet GP, LLC	3.5	0.1
Common units repurchased and taxes paid for phantom unit grants	(3.6)	(2.2)
Cash settlement of unit based compensation	—	(0.9)
Distributions to partners	(224.6)	(210.2)
Net cash provided by financing activities	9.7	319.4
Net decrease in cash and cash equivalents	(2.9)	(112.6)
Cash and cash equivalents at beginning of year	8.5	121.1
Cash and cash equivalents at end of year	$5.6	$8.5

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET LOSS TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended,		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net loss	$(116.8)	$(63.5)	$(139.4)	$(112.2)
Add:
Interest expense	25.0	27.5	104.9	110.8
Debt extinguishment costs	—	—	46.6	89.9
Depreciation and amortization	38.0	37.6	145.4	138.6
Income tax benefit	(6.6)	(1.2)	(28.4)	(0.8)
EBITDA	$(60.4)	$0.4	$129.1	$226.3
Add:
Unrealized loss on derivative instruments	11.8	23.2	39.5	0.6
Realized gain (loss) on derivatives, not included in net loss or settled in a prior period	(1.6)	6.5	(10.0)	6.6
Amortization of turnaround costs	9.6	6.2	29.0	24.5
Impairment charges (1)	—	36.0	58.1	36.0
Non-cash equity based compensation and other non-cash items	3.0	4.1	12.0	11.9
Adjusted EBITDA	$(37.6)	$76.4	$257.7	$305.9
Less:
Replacement and environmental capital expenditures (2)	10.6	8.2	44.2	31.8
Cash interest expense (3)	23.5	26.2	98.2	104.4
Turnaround costs	4.1	5.0	19.3	27.6
Loss from unconsolidated affiliates	(14.3)	(1.2)	(37.5)	(3.4)
Income tax benefit	(6.6)	(1.2)	(28.4)	(0.8)
Distributable Cash Flow	$(54.9)	$39.4	$161.9	$146.3

(1)
Impairment charges for the full year 2015 include a $33.8 million goodwill impairment charge related to the oilfield services segment and $24.3 million impairment charge related to our investment in Juniper GTL LLC (“Juniper”).

(2)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(3)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA
TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(In millions)

	Year Ended December 31,
	2015	2014
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by operating activities:	(Unaudited)
Distributable Cash Flow	$161.9	$146.3
Add:
Replacement and environmental capital expenditures (1)	44.2	31.8
Cash interest expense (2)	98.2	104.4
Turnaround costs	19.3	27.6
Loss from unconsolidated affiliates	(37.5)	(3.4)
Income tax benefit	(28.4)	(0.8)
Adjusted EBITDA	$257.7	$305.9
Less:
Unrealized loss on derivatives	39.5	0.6
Realized gain (loss) on derivatives, not included in net loss or settled in a prior period	(10.0)	6.6
Amortization of turnaround costs	29.0	24.5
Impairment charges (3)	58.1	36.0
Non-cash equity based compensation and other non-cash items	12.0	11.9
EBITDA	$129.1	$226.3
Add:
Unrealized loss on derivatives	39.5	0.6
Cash interest expense (2)	(98.2)	(104.4)
Asset impairment	33.8	36.0
Lower of cost or market inventory adjustment	81.8	74.1
Non-cash equity based compensation	9.8	6.5
Deferred income tax benefit	(28.5)	(1.2)
Loss from unconsolidated affiliates	61.5	3.4
Amortization of turnaround costs	29.0	24.5
Income tax benefit	28.4	0.8
Provision for doubtful accounts	1.1	0.5
Debt extinguishment costs	(37.5)	(70.9)
Changes in assets and liabilities:
Accounts receivable	138.0	(0.4)
Inventories	47.3	43.9
Other current assets	3.4	3.9
Turnaround costs	(19.3)	(27.6)
Derivative activity	(7.0)	6.7
Accounts payable	(119.9)	(13.1)
Accrued interest payable	(6.5)	15.1
Other liabilities	84.2	(2.1)
Other, including changes in non-current liabilities	6.4	4.2
Net cash provided by operating activities	$376.4	$226.8

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

(3)
Impairment charges for the full year 2015 include a $33.8 million goodwill impairment charge related to the oilfield services segment and $24.3 million impairment charge related to our investment in Juniper.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (LOSS)
(In millions)

	Three Months Ended,		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of Net loss to Adjusted net income (loss):	(Unaudited)
Net loss	$(116.8)	$(63.5)	$(139.4)	$(112.2)
Special items:
Add:
Early settlement of certain derivative instruments	(22.3)	(16.6)	(22.3)	(16.6)
Unrealized loss on derivatives	11.8	23.2	39.5	0.6
Cash gain related to the sale of RINs (1)	—	(18.2)	—	(18.2)
RINs mark-to-market impact (2)	28.7	—	—	—
LCM inventory adjustment	24.1	72.8	81.8	74.1
LIFO liquidation loss	21.7	26.7	24.3	26.5
Debt extinguishment costs	—	—	46.6	89.9
Impairment charges (3)	—	36.0	58.1	36.0
Adjusted net income (loss)	$(52.8)	$60.4	$88.6	$80.1
Allocation of adjusted net income (loss)
Adjusted net income (loss)	$(52.8)	$60.4	$88.6	$80.1
Less:
General partner’s interest in adjusted net income (loss)	(1.1)	1.2	1.8	1.6
General partner’s incentive distribution rights	4.2	3.9	16.8	15.4
Adjusted net income (loss) available to limited partners	$(55.9)	$55.3	$70.0	$63.1
Weighted average limited partner units outstanding
Basic	76,124,133	69,775,827	74,896,096	69,671,827
Diluted	76,124,133	69,958,194	75,307,769	69,822,995
Limited partners’ interest basic adjusted net income (loss) per unit	$(0.74)	$0.79	$0.93	$0.91
Limited partners’ interest diluted adjusted net income (loss) per unit	$(0.74)	$0.79	$0.93	$0.90
Cash distributions declared per limited partner unit	$0.685	$0.685	$2.74	$2.74

(1)	Gain on sales of RINs related to the exemption from compliance with RFS at our Shreveport and San Antonio refineries for 2013.

(2)
Represents the impact of the period change in the market price of RINs when considering the RINs obligation that existed at the beginning of the period, excluding the impact of any sales of RINs that occurred. The increase in the RINs market price resulted from the announcement by the EPA of updated renewable volume obligation blending requirements in November 2015, which were increased from the proposed levels under RFS.

(3)
Impairment charges for the full year 2015 include a $33.8 million goodwill impairment charge related to the oilfield services segment and $24.3 million impairment charge related to our investment in Juniper.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET LOSS TO EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA, EXCLUDING SPECIAL ITEMS AND DISTRIBUTABLE CASH FLOW, EXCLUDING SPECIAL ITEMS
(In millions)

	Three Months Ended,		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of Net loss to EBITDA, Adjusted EBITDA, Adjusted EBITDA, Excluding Special Items and Distributable Cash Flow, Excluding Special Items:	(Unaudited)
Net loss	$(116.8)	$(63.5)	$(139.4)	$(112.2)
Add:
Interest expense	25.0	27.5	104.9	110.8
Debt extinguishment costs	—	—	46.6	89.9
Depreciation and amortization	38.0	37.6	145.4	138.6
Income tax benefit	(6.6)	(1.2)	(28.4)	(0.8)
EBITDA	$(60.4)	$0.4	$129.1	$226.3
Add:
Unrealized loss on derivatives	11.8	23.2	39.5	0.6
Realized gain (loss) on derivatives, not included in net loss or settled in a prior period	(1.6)	6.5	(10.0)	6.6
Amortization of turnaround costs	9.6	6.2	29.0	24.5
Impairment charges (1)	—	36.0	58.1	36.0
Non-cash equity based compensation and other items	3.0	4.1	12.0	11.9
Adjusted EBITDA	$(37.6)	$76.4	$257.7	$305.9
Special items:
Early settlement of certain derivative instruments	(22.3)	(44.8)	(22.3)	(44.8)
Cash gain related to the sale of RINs (2)	—	(18.2)	—	(18.2)
RINs mark-to-market impact (3)	28.7	—	—	—
LCM inventory adjustment	31.2	90.9	81.8	92.1
LIFO liquidation loss	21.7	26.7	24.3	26.5
Adjusted EBITDA, Excluding Special Items	$21.7	$131.0	$341.5	$361.5
Less:
Replacement and environmental capital expenditures (4)	10.6	8.2	44.2	31.8
Cash interest expense (5)	23.5	26.2	98.2	104.4
Turnaround costs	4.1	5.0	19.3	27.6
Loss from unconsolidated affiliates	(14.3)	(1.2)	(37.5)	(3.4)
Income tax benefit	(6.6)	(1.2)	(28.4)	(0.8)
Distributable Cash Flow, Excluding Special Items	$4.4	$94.0	$245.7	$201.9

(1)
Impairment charges for the full year 2015 include a $33.8 million goodwill impairment charge related to the oilfield services segment and $24.3 million impairment charge related to our investment in Juniper.

(2)	Gain on sales of RINs related to the exemption from compliance with RFS at our Shreveport and San Antonio refineries for 2013.

(3)
Represents the impact of the period change in the market price of RINs when considering the RINs obligation that existed at the beginning of the period, excluding the impact of any sales of RINs that occurred. The increase in the RINs market price resulted from the announcement by the EPA of updated renewable volume obligation blending requirements in November 2015, which were increased from the proposed levels under RFS. The increase in RINs prices is a result of the EPA

(4)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(5)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO SEGMENT ADJUSTED EBITDA, EXCLUDING SPECIAL ITEMS
(In millions)

	Three Months Ended December 31, 2015
	(Unaudited)
	Specialty Products	Fuel Products	Oilfield Services	Consolidated
Adjusted EBITDA	$32.1	$(62.6)	$(7.1)	$(37.6)
Special items:
Early settlement of certain derivative instruments	—	(22.3)	—	(22.3)
RINs mark-to-market impact (1)	—	28.7	—	28.7
LCM inventory adjustment	8.3	20.2	2.7	31.2
LIFO liquidation loss	8.8	13.8	(0.9)	21.7
Adjusted EBITDA, Excluding Special Items	$49.2	$(22.2)	$(5.3)	$21.7

	Three Months Ended December 31, 2014
	(Unaudited)
	Specialty Products	Fuel Products	Oilfield Services	Consolidated
Adjusted EBITDA	$66.0	$0.7	$9.7	$76.4
Special items:
Early settlement of certain derivative instruments	—	(44.8)	—	(44.8)
Cash gain related to the sale of RINs (2)	—	(18.2)	—	(18.2)
LCM inventory adjustment	2.3	88.6	—	90.9
LIFO liquidation loss	5.5	26.3	(5.1)	26.7
Adjusted EBITDA, Excluding Special Items	$73.8	$52.6	$4.6	$131.0

(1)
Represents the impact of the period change in the market price of RINs when considering the RINs obligation that existed at the beginning of the period, excluding the impact of any sales of RINs that occurred. The increase in the RINs market price resulted from the announcement by the EPA of updated renewable volume obligation blending requirements in November 2015, which were increased from the proposed levels under RFS.

(2)	Gain on sales of RINs related to the exemption from compliance with RFS at our Shreveport and San Antonio refineries for 2013.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS) TO SEGMENT GROSS PROFIT, EXCLUDING SPECIAL ITEMS
(In millions, except barrel and per barrel data)

	Three Months Ended December 31, 2015
	(Unaudited)
	Specialty Products	Fuel Products	Oilfield Services	Consolidated
Gross Profit (Loss)	$74.1	$(51.8)	$9.6	$31.9
Special items:
RINs mark-to-market impact (1)	—	28.7	—	28.7
LCM inventory adjustment	7.1	14.3	2.7	24.1
LIFO liquidation loss	8.8	13.8	(0.9)	21.7
Gross Profit, Excluding Special Items	$90.0	$5.0	$11.4	$106.4

Gross Profit, Excluding Hedging and Excluding Special Items	$90.0	$5.3

Total specialty and fuel products sales volume (in barrels)	2,150,000	9,311,000	—	11,461,000

Gross Profit per barrel, Excluding Special Items	$41.86	$0.54

Gross Profit per barrel, Excluding Hedging and Excluding Special Items	$41.86	$0.57

	Three Months Ended December 31, 2014
	(Unaudited)
	Specialty Products	Fuel Products	Oilfield Services	Consolidated
Gross Profit (Loss)	$105.4	$(25.3)	$43.2	$123.3
Special items:
Early settlement of certain derivative instruments	—	(16.6)	—	(16.6)
Cash gain related to the sale of RINs (2)	—	(18.2)	—	(18.2)
LCM inventory adjustment	0.8	72.0	—	72.8
LIFO liquidation loss	5.5	26.3	(5.1)	26.7
Gross Profit, Excluding Special Items	$111.7	$38.2	$38.1	$188.0

Gross Profit, Excluding Hedging and Excluding Special Items	$111.7	$6.7

Total specialty and fuel products sales volume (in barrels)	2,244,000	9,067,000	—	11,311,000

Gross Profit per barrel, Excluding Special Items	$49.78	$4.21

Gross Profit per barrel, Excluding Hedging and Excluding Special Items	$49.78	$0.74

(1)
Represents the impact of the period change in the market price of RINs when considering the RINs obligation that existed at the beginning of the period, excluding the impact of any sales of RINs that occurred. The increase in the RINs market price resulted from the announcement by the EPA of updated renewable volume obligation blending requirements in November 2015, which were increased from the proposed levels under RFS.

(2)	Gain on sales of RINs related to the exemption from compliance with RFS at our Shreveport and San Antonio refineries for 2013.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
COMMODITY DERIVATIVE INSTRUMENTS
As of February 16, 2016

Fuel Products Segment

The following table provides a summary of the implied crack spreads for Calumet’s gasoline crack spread swaps as of February 16, 2016, in the Partnership’s fuel products segment:

Gasoline Crack Spread Swap Contracts by Expiration Dates	Barrels Sold	BPD	Average Swap ($/Bbl)
First Quarter 2016	873,000	9,593	$8.98
Total	873,000
Average price			$8.98

Calumet entered into crude oil basis swaps to mitigate the risk of future changes in pricing differentials between WCS and NYMEX WTI. The following table provides a summary of crude oil basis swap contracts as of February 16, 2016, in the Partnership’s fuel products segment:

Crude Oil Basis Swap Contracts by Expiration Dates	Barrels Purchased	BPD	Average Differential to NYMEX WTI ($/Bbl)
First Quarter 2016	62,000	681	$(15.00)
Second Quarter 2016	606,000	6,659	$(14.01)
Total	668,000
Average differential			$(14.10)

The following table provides a summary of crude oil percentage basis swap contracts related to crude oil purchases as of February 16, 2016, in the Partnership’s fuel products segment:

Crude Oil Percentage Basis Swap Contracts by Expiration Dates	Barrels Purchased	BPD	Fixed Percentage of NYMEX WTI (Average % of WTI/Bbl)
First Quarter 2016	819,000	9,000	72.9%
Second Quarter 2016	819,000	9,000	72.9%
Third Quarter 2016	1,932,000	21,000	69.3%
Fourth Quarter 2016	1,932,000	21,000	69.3%
Calendar Year 2017	3,650,000	10,000	70.6%
Total	9,152,000
Average percentage			70.5%